As filed with the Securities and Exchange Commission on August 29, 2016

Registration No. 333-149175

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALON BLUE SQUARE ISRAEL LTD.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Europark Yakum, France Building,

Yakum 6097200, Israel

(Address of principal executive offices, including zip code)

2008 Share Option Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885

Newark, Delaware 19715

Attention: Mr. Donald J. Puglisi

(301) 441-3100

(Name and Address of Agent for Service)

Copies to:

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

One Azrieli Center

Tel Aviv 67021, Israel

Attn: Perry Wildes, Adv.

Tel: + 972-3-607-4444   Fax:  + 972-3-607-4411

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-149175, originally filed February 12, 2008.

This Post-Effective Amendment No. 1 is filed to withdraw from registration all securities of the Registrant covered by the Registration Statement which remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Alon Blue Square Israel Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yakum, in the State of Israel, on August 29, 2016.

ALON BLUE SQUARE ISRAEL LTD.

By:	/s/ Israel Yaniv
	Name:	Israel Yaniv
	Title:	Chief Executive Officer

By:	/s/ Yehuda van der Walde
	Name:	Yehuda van der Walde
	Title:	Chief Financial Officer

By:	/s/ Avigdor Kaplan
	Name:	Avigdor Kaplan
	Title:	Chairman of the Board of Directors

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Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Israel Yaniv
Israel Yaniv	Chief Executive Officer	August 29, 2016

/s/ Yehuda van der Walde
Yehuda van der Walde	Chief Financial Officer	August 29, 2016

/s/ Avigdor Kaplan
Avigdor Kaplan	Chairman of the Board of Directors	August 29, 2016

Tal Yeshua	Director

Oded Zvulun	Director

/s/ Micheal Lazar
Micheal Lazar	Director	August 29, 2016

/s/ David Alphandary
David Alphandary	Director	August 29, 2016

/s/ Uzi Baram
Uzi Baram	Director	August 29, 2016

/s/ Avraham Meron
Avraham Meron	Director	August 29, 2016

/s/ Tzachi Otsar
Tzachi Otsar	Director	August 29, 2016

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Post-Effective Amendment to Form S-8 to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Newark, Delaware, on this 29th day of August, 2016.

PUGLISI & ASSOCIATES
(Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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